Exhibit 99.2
Condensed Consolidated Financial Statements
(Unaudited)
Triumph HealthCare Holdings, Inc., and Subsidiaries
September 30, 2009

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Financial Statements (Unaudited)
September 30, 2009

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2009	2008
		(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$54,392,482	$27,942,465
Patient accounts receivable, net of allowance for doubtful accounts of $7.7 million and $10.0 million in 2009 and 2008, respectively	55,360,013	76,564,033
Inventory	3,364,490	3,419,681
Deferred income taxes	6,311,223	8,052,978
Prepaid expenses and other current assets	3,612,741	2,916,764

Total current assets	123,040,949	118,895,921
Property and equipment, net	58,285,840	62,144,123
Goodwill	171,561,336	171,331,353
Intangible assets, net	35,600,523	35,790,932
Other assets	7,366,802	7,972,909

Total assets	$395,855,450	$396,135,238

Liabilities and equity (deficit)
Current liabilities:
Accounts payable	$14,730,124	$17,470,317
Payroll and related accruals	14,717,340	13,519,952
Accrued interest	2,063,840	3,235,000
Other accrued expenses	11,518,384	11,571,151
Estimated third-party payor settlements	62,522	2,760,703
Interest rate swap agreements	1,862,211	5,900,706
Current portion of notes payable	3,363,407	3,231,695
Current portion of capital lease obligations	3,040,104	4,246,198

Total current liabilities	51,357,932	61,935,722

Notes payable, excluding current portion	388,397,912	406,094,033
Obligations under capital leases, excluding current portion	6,355,832	8,272,447
Deferred income taxes	7,743,333	1,910,671
Other long-term liabilities	6,910,556	5,602,966

Total liabilities	460,765,565	483,815,839
Commitments and contingencies
Equity (deficit):
Preferred stock, $.01 par value per share, authorized — 50,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value per share, authorized —10,542,903; issued and outstanding –7,906,300	79,063	79,063
Additional paid-in capital	477,934	373,420
Accumulated other comprehensive loss	(1,117,327)	(3,583,049)
Accumulated deficit	(65,622,381)	(85,822,631)

Total Triumph HealthCare Holdings, Inc. stockholders’ equity (deficit)	(66,182,711)	(88,953,197)
Noncontrolling interest	1,272,596	1,272,596

Total equity (deficit)	(64,910,115)	(87,680,601)

Total liabilities and equity (deficit)	$395,855,450	$396,135,238

See accompanying notes.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Operating revenues:
Net patient service revenue	$326,704,805	$310,395,030
Other revenues	1,750,341	2,094,498

Total operating revenues	328,455,146	312,489,528

Operating expenses:
Salaries and benefits	143,541,996	141,864,020
Contracted services and professional fees	41,146,883	41,483,430
Pharmaceuticals and supplies	37,801,009	37,112,328
Rent expense	19,002,864	19,169,984
Other operating expenses	17,140,135	15,417,778
Provision for doubtful accounts	1,524,301	4,658,844
Depreciation and amortization	10,759,167	9,666,265
Loss on disposal of assets	—	1,037,685

Total operating expenses	270,916,355	270,410,334

Operating income	57,538,791	42,079,194

Interest expense	22,692,945	25,950,105

Income before income taxes	34,845,846	16,129,089
Income tax expense	12,831,897	6,357,675

Consolidated net income	22,013,949	9,771,414

Less: Net income attributable to noncontrolling interest	1,813,699	1,311,017

Net income attributable to Triumph HealthCare Holdings, Inc.	$20,200,250	$8,460,397

See accompanying notes.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Statement of Equity (Deficit) (Unaudited)

Nine Months Ended September 30, 2009

	Triumph Healthcare Holdings, Inc. Stockholders
				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Noncontrolling
	Issued	Par Value	Capital	Loss	Deficit	Interest	Total

Balances, December 31, 2008	7,906,300	$79,063	$373,420	$(3,583,049)	$(85,822,631)	$1,272,596	$(87,680,601)
Comprehensive income:
Net income	–	–	–	–	20,200,250	1,813,699	22,013,949
Interest rate swap agreements fair value adjustment, net of taxes of $1.6 million	–	–	–	2,465,722	–	–	2,465,722

Comprehensive income							24,479,671
Stock-based compensation	–	–	104,514	–	–	–	104,514
Distributions paid to noncontrolling interest	–	–	–	–	–	(1,813,699)	(1,813,699)

Balances, September 30, 2009	7,906,300	$79,063	$477,934	$(1,117,327)	$(65,622,381)	$1,272,596	$(64,910,115)

See accompanying notes.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Cash flows from operating activities
Consolidated net income	$22,013,949	$9,771,414
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	10,759,167	9,666,265
Provision for doubtful accounts	1,524,301	4,658,844
Amortization of deferred financing costs	1,144,467	1,153,795
Stock-based compensation	104,514	116,100
Loss on disposal of assets	—	1,061,039
Deferred tax expense (benefit)	7,574,417	2,368,535
Deferred rent	1,306,888	1,214,045
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Decrease (increase) in patient accounts receivable	20,275,811	(7,640,913)
Decrease (increase) in inventory	55,191	(171,331)
Increase (decrease) in prepaid expenses and other assets	(36,951)	307,851
Increase (decrease) in accounts payable and accrued expenses	(5,536,189)	972,280
Decrease in estimated third-party payor settlements	(2,698,181)	(2,346,036)

Net cash provided by operating activities	56,487,384	21,131,888

Cash flows from investing activities
Purchases of property and equipment	(6,710,475)	(11,706,670)
Payments on acquisitions	(826,075)	(626,908)
Increase in other assets	—	(147,864)

Net cash used in investing activities	(7,536,550)	(12,481,442)

Triumph HealthCare Holdings, Inc., and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited) (continued)

	Nine Months Ended
	September 30,
	2009	2008

Cash flows from financing activities
Distributions paid to noncontrolling interest	$(1,813,699)	$(1,311,017)
Proceeds from issuance of indebtedness	—	12,000,000
Repayments of indebtedness	(20,687,118)	(17,078,848)
Proceeds from exercise of stock options	—	39,898

Net cash used in financing activities	(22,500,817)	(6,349,967)

Net increase in cash and cash equivalents	26,450,017	2,300,479
Cash and cash equivalents, beginning of period	27,942,465	6,872,483

Cash and cash equivalents, end of period	$54,392,482	$9,172,962

Supplemental disclosure of cash flow information
Cash paid for interest	$23,864,105	$23,894,824
Cash paid for income taxes	8,182,687	8,753,289
Noncash investing and financing activities:
Interest rate swap agreements fair value adjustment	4,038,495	1,087,773
Purchase price allocation	596,092	550,000
See accompanying notes.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)
September 30, 2009
1. General
Description of Organization and Nature of Business
Triumph HealthCare Holdings, Inc. (the Company), is a Delaware corporation formed on August 20, 2004, by affiliated investment funds managed by TA Associates, Inc., primarily to invest in partnerships and corporations that establish and operate long-term acute care hospital (LTAC) facilities utilizing both freestanding and hospital-within-a-hospital (HwH) models. On October 21, 2004, the Company completed the acquisition (the Triumph Transaction) of substantially all of the assets and assumed certain liabilities of Triumph HealthCare, LLP.
As of September 30, 2009, the operations of the Company included 20 LTAC facilities totaling 1,182 licensed beds in Texas, Colorado, Ohio, North Dakota, Michigan, Pennsylvania, and Indiana (collectively, the Hospitals).
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company include the accounts of its wholly owned and majority-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial reporting. All significant intercompany transactions and balances have been eliminated. In the opinion of management, such information contains all adjustments necessary for a fair statement of the financial position as of September 30, 2009, and the results of operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature unless otherwise noted herein. The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.
Certain information and disclosures normally included in the notes to consolidated financial statements have been condensed or omitted from the interim financial information presented. This report should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2008, and for the years ended December 31, 2008, 2007, and 2006. There have been no significant changes in the information reported in those notes, other than from normal business activities and as described herein.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
2. Recent Accounting Pronouncements
On June 3, 2009, the Financial Accounting Standards Board (FASB) approved the FASB Accounting Standards Codification, or the Codification, as the single source of authoritative nongovernmental GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is the single source of authoritative accounting principles to be applied by all nongovernmental U.S. entities. All other accounting literature not included in the Codification is considered non-authoritative. The adoption of the Codification did not have an impact on the Company’s financial position or results of operations.
Effective January 1, 2009, the Company changed its method of accounting for uncertainty in income taxes. This change did not have a material effect on the consolidated financial position or results of operations of the Company. At the date of the change, the Company had no unrecognized tax benefits. The Company recognizes interest and penalties related to uncertain tax positions in interest expense and income tax expense, respectively. As of September 30, 2009, there were no accruals for interest or penalties relating to unrecognized income tax benefits recognized in the consolidated financial statements.
Effective January 1, 2009, the Company changed its method of accounting for noncontrolling interest in its subsidiaries and for the deconsolidation of a subsidiary. With this change, the Company reports noncontrolling interest in a subsidiary as a component of equity. Additionally, the Company includes amounts attributable to both the Company and the noncontrolling interest in the consolidated net income and provides disclosure of net income attributable to the Company and to the noncontrolling interest on the face of the consolidated statement of operations. The Company has made certain reclassifications to the 2008 information to be consistent with the 2009 presentation.
Effective January 1, 2009, the Company changed its method of accounting for business combinations. For business combinations for which the acquisition date is January 1, 2009 or after, we will follow new principles and requirements for how the Company recognizes and measures in its financial statements the identifiable assets acquired, including goodwill, the liabilities assumed and any noncontrolling interest in the acquiree. Additionally, new disclosures will be included within the Company’s financial statements to allow users of the financial statements to evaluate the nature and financial effects of the business combination. The impact of this change in method of accounting will be dependent on the future business combinations that the Company may pursue. The Company did not incur or expense any costs related to acquisitions in the nine months ended September 30, 2009.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
2. Recent Accounting Pronouncements (continued)
For the period ended September 30, 2009, the Company modified its method for determining the useful life of intangible assets, including the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This change did not have a material impact on the Company’s financial position or results of operations.
For the period ended September 30, 2009, the Company adopted general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. In addition, the Company is required to disclose the date through which it has evaluated subsequent events and the basis for that date. The adoption of these standards did not affect our consolidated financial position, results of operations, or cash flows. The Company evaluated subsequent events through the date the accompanying financial statements were issued, which was November 6, 2009.
Other recent accounting pronouncements did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.
3. Notes Payable
At September 30, 2009, the Company’s Amended 2006 Credit Facility consists of the following: (a) $297.2 million first lien term loan bearing interest at LIBOR plus 3%, payable in quarterly installments of $765,000 through June 2013, and $285.7 million due July 2013; (b) $90.0 million second lien term loan bearing interest at LIBOR plus 8%, interest payable quarterly with principal due in full in July 2014; and (c) $35.0 million revolving credit facility bearing interest at LIBOR plus 3%. The Company had outstanding borrowings of $15.0 million under the revolving credit facility at December 31, 2008. In September 2009, the Company paid the $15.0 million outstanding under the revolving credit facility. The amount available for borrowing under this facility is further reduced by $1.7 million in committed letters of credit. The letters of credit are issued as collateral for the Company’s obligations under certain leasing arrangements and generally have terms of less than two years.
The Amended 2006 Credit Facility is collateralized by substantially all of the Company’s assets. The Company’s Amended 2006 Credit Facility has restrictive covenants related to certain debt coverage requirements, the total amount of capital expenditures, and other matters. As of September 30, 2009 and for the period then ended, the Company was in compliance with all debt covenants.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
3. Notes Payable (continued)
At September 30, 2009, the Company continued to have $4.6 million outstanding under a note payable to a bank bearing interest at prime plus 1%, but not less than 5% nor greater than 7.5% (5% at September 30, 2009), and secured by certain land and property.
4. Derivative Instruments
The Company is required to recognize all of its derivative instruments as either assets or liabilities in the consolidated balance sheets at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged.
The Company is exposed to certain risks relating to its ongoing business operations. The primary risk managed by using derivative instruments is interest rate risk. The Company has entered into two interest rate swap agreements to manage interest rate risk exposure. The interest rate swap agreement utilized by the Company effectively modifies the Company’s exposure to interest rate risk by converting the Company’s floating-rate debt to a fixed-rate basis through December 2009, thus reducing the impact of interest-rate changes on future interest expense. These agreements involves the receipt of floating rate amounts in exchange for fixed-rate interest payments over the life of the agreements without an exchange of the underlying principal amount.
The Company has designated these as cash flow hedges. The effective portion of the gain or loss on the cash flow hedges is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same line item associated with the forecasted transaction (interest expense) and in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the cash flow hedges in excess of the cumulative change in the present value of future cash flows of the hedged item, if any (i.e., the ineffectiveness portion) is recognized in the consolidated statements of operations during the current period. The Company’s two interest rate swap agreements were designed with no hedge ineffectiveness.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
4. Derivative Instruments (continued)
At September 30, 2009, $199.5 million of the Company’s outstanding first lien term loan had its interest payments designated as the hedged forecasted transactions to interest rate swap agreements. The following table summarizes financial statement location and fair value at September 30, 2009, and the income (loss) recorded related to the Company’s interest rate swap agreements for the periods presented:

Interest Rate Swap	Termination	Notional		Change in	Paid
Description	Date	Amount	Fair Value(1)	Fair Value(2)	(Received)(3)

Pay 3.9989%; receive 1-month LIBOR	12/11/09	$84,471,603	$(802,401)	$1,730,388	$2,171,089

Pay 3.85%; receive 1-month LIBOR	12/28/09	115,000,000	(1,059,810)	2,308,107	3,020,839

Total		$199,471,603	$(1,862,211)	$4,038,495	$5,191,928

(1)	Fair value reflected in current liabilities in the accompanying condensed consolidated balance sheet

(2)	Change in fair value reflected net of tax as other comprehensive loss in the accompanying condensed consolidated statement of changes in stockholder’s equity (deficit)

(3)	Amounts paid are reflected as interest expense in the accompanying condensed consolidated statement of operations.
5. Lease Commitments
In July 2009, the Company entered into a 10-year operating lease in the greater metropolitan Houston area, with annual lease payments of approximately $1.2 million. Under the terms of the lease, the Company has four consecutive five-year renewal options. Additionally, the lessor has also agreed to not provide LTAC services within a defined area during the original term of the lease. The Company anticipates commencement of the lease upon completion of scheduled tenant improvements.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
6. Fair Values of Financial Instruments
The Company utilizes a fair value hierarchy that is intended to increase consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1:	Observable quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable inputs other than level 1, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3:	Unobservable inputs for the asset or liability that are significant to the fair value of the assets or liabilities.
The following table summarizes the valuation of the Company’s financial instruments by the pricing levels described above as of September 30, 2009:

	Fair Value Measurements			Assets/Liabilities
	Level 1	Level 2	Level 3	at Fair Value

Assets:
Cash and cash equivalents — money market investments	$48,171,402	$—	$—	$48,171,402

	$48,171,402	$—	$—	$48,171,402

Liabilities:
Interest rate swap agreements	$—	$1,862,211	$—	$1,862,211

	$—	$1,862,211	$—	$1,866,211

The Company utilized the best available information in measuring fair value. The following methods and assumptions were used in estimating the fair value disclosures for financial instruments.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
6. Fair Values of Financial Instruments (continued)
Money Market Investments
Money market investments are valued at quoted prices available in an active market and are classified within level 1 of the valuation hierarchy.
Interest Rate Swap Agreements
The fair values of interest rate swap agreements are determined based on the present value of expected future cash flows using discount rates appropriate with the risks involved and are classified within level 2 of the valuation hierarchy.
The Company currently has no other financial instruments subject to fair value measurement on a recurring basis.
7. Contingencies
Litigation
In the normal course of business, the Company may become subject to lawsuits and other claims and proceedings. Such matters are subject to uncertainty, and outcomes are not predictable with assurance. Management is not aware of any pending or threatened lawsuits or proceedings that would have a material adverse effect on the Company’s consolidated financial position, liquidity, or results of operations.
Tax-Related Matter
During 2008, the Internal Revenue Service (IRS) began an examination of the Company’s 2006 federal income tax return. In April 2009, the IRS examining agent issued a letter recommending proposed adjustments that, if completely upheld, would increase the Company’s tax liability by approximately $0.3 million before considering any interest and penalties. The Company has appealed these proposed adjustments. Management is of the opinion that the ultimate resolution of this matter will not adversely affect the accompanying consolidated financial statements. No provision for liability, if any, that may result has been recorded in the accompanying financial statements.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
7. Contingencies (continued)
Regulatory Compliance
The U.S. Department of Justice and other federal agencies are increasing resources dedicated to regulatory and compliance investigations of health care providers. The Hospitals are subject to these regulatory efforts and have corporate compliance committees that monitor and respond to regulatory changes and any issues that may arise. The Company, through its acquired subsidiary SCCI, was a defendant in a lawsuit filed in federal court under the False Claims Act by several former employees of one of the Houston hospitals, alleging violation of the Stark Law, as well as other false claims to Medicare and retaliatory discharge. The United States intervened in the case with respect to the alleged Stark Law violations only. During 2006, this action was settled by all parties with funds available in the $17.5 million escrow balance established under the terms of the SCCI transaction. In November 2006, the Company received a subpoena from the U.S. Department of Health and Human Services (HHS) requesting certain documents at its Detroit hospital, a former SCCI facility (the Detroit Matter). Escrow funds of $5.7 million remain at December 31, 2008, related to the acquisition of SCCI. These funds have been established to satisfy preexisting contingencies, including this pending issue. The Company has complied with the subpoena and intends to cooperate with HHS if the matter proceeds further. Management is not aware of any other issues of noncompliance with federal regulations or any current or pending federal investigations of noncompliance issues.
Regulatory Environment
On August 27, 2009, the Centers for Medicare and Medicaid Services (CMS) issued the final rule for Rate Year 2010. This rule is effective for discharges occurring on or after October 1, 2009 through September 30, 2010. This final rule is the first issued on the new update cycle which corresponds with the annual update for the diagnosis related groups used for LTAC patients. Included in the final rule was an increase to the standard federal rate of 2.0%, from $39,114 to $39,897, a decrease in the cost outlier fixed-loss threshold from $22,960 to $18,425, and updated wage indices.
As of September 30, 2009, the Company’s hospitals were certified by Medicare as LTACs. If our hospitals fail to meet or maintain the standards for certification as LTACs, such as minimum average length of inpatient stay, they will receive payments under the prospective payment system applicable to general acute care hospitals rather than payment under the system applicable to LTAC hospitals. Payments at rates applicable to general acute care hospitals would result in the Company’s LTACs receiving less Medicare reimbursement than they currently receive for their patient services.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
7. Contingencies (continued)
The Company believes that it is likely that a recently acquired hospital will not meet the minimum Medicare inpatient average length of stay of greater than 25 days in its cost report year ending November 30, 2009. Management expects to remedy this situation in 2010 with no adverse effect on the Company’s consolidated financial position, liquidity, or results of operations.
8. Acquisitions
On October 16, 2008, the Company entered into an asset purchase and noncompetition agreement with Saint Joseph Regional Medical Center, Inc. (SJRMC). Under the terms of the agreement, the Company agreed to acquire certain assets of the 32-bed Our Lady of Peace (OLOP) hospital in South Bend, Indiana, and SJRMC agreed to not compete for LTAC services in the defined markets for a defined period. The aggregate purchase price was $7.4 million and was funded with proceeds from the revolving credit facility. The estimated fair value of the assets acquired at the date of acquisition consists of property and equipment of $0.2 million; inventory of $0.1 million; trademarks of $0.5 million; licenses of $0.3 million; noncompete agreements of $1.0 million; and goodwill of $5.3 million. The significant factors that contributed to the recognition of goodwill include, but are not limited to, the ability to acquire an established business in a new market with an assembled workforce. The goodwill is expected to be fully deductible for income tax purposes. During 2009, the Company recorded an increase to goodwill for the payment of an additional $0.7 million representing final payment to SJRMC for certain assets and other costs. The Company is currently in the process of finalizing the purchase price allocation.
On September 11, 2009, the Company entered into an asset purchase and noncompetition agreement with Saint Agnes Long-Term Intensive Care, LLP, St. Agnes Continuing Care Center, and Mercy Health System (collectively, the Sellers). The closing of the acquisition is pending approval by the Pennsylvania Attorney General and the applicable State Court of the Commonwealth of Pennsylvania, Orphan’s Court Division and is anticipated to be effective in the fourth quarter of 2009. Under the terms of the agreement, the Company agreed to acquire certain assets of the 58-bed St. Agnes hospital in Philadelphia, Pennsylvania, and the Sellers agreed to not compete for LTAC services in the defined markets for a ten-year period. The aggregate purchase price is expected to be $5.1 million and will be funded from working capital. Additionally, the Company entered into a 10-year operating lease from St. Agnes Continuing Care Center, with annual lease payments of approximately $0.5 million. Under the terms of the lease, the Company has two five-year renewal options.

Triumph HealthCare Holdings, Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)
9. Subsequent Events
On October 30, 2009, the Detroit Matter (See Note 7) was settled by all parties with funds available in the escrow balance established under the terms of the SCCI Transaction.
On November 3, 2009, the Company entered into a definitive agreement whereby RehabCare Group, Inc. (RehabCare) will acquire all of the Company’s outstanding common stock, warrants, and stock options for a purchase price of $570 million, less proceeds used to retire the Company’s indebtedness under the Amended 2006 Credit Facility, subject to certain working capital and other purchase price adjustments. The transaction has been approved by the Company’s Board of Directors and is expected to close on or about December 1, 2009. If RehabCare fails to deliver the purchase price and close the transaction prior to January 4, 2010, then RehabCare will be required to pay the Company a termination fee of $20 million.